PATRIOT POWER CORP.
502 East John St.
Carson City, NV 89706

LETTER AGREEMENT

November 2, 2005

MAGGIE-MAY MINERALS, INC.
630 E. Plumb Lane
Reno, Nevada
895021
Facsimile: (775) 323-3699

Attention: Clive Ashworth

Dear Sirs:

Re: Option to Acquire a 100% Interest in 21 Unpatented Lode Mining Claims
Located in Gila county, Arizona, U.S.A.

This Letter Agreement shall set forth an offer from Patriot Power Corp. (sometimes referred to herein as "Optionee") which, when accepted by Maggie-May Minerals Inc. (sometimes referred to herein as "Optionor"), shall form a binding agreement between Optionee and Optionor, subject only to incorporation and expansion of the terms hereof into a more formal agreement (the "Option Agreement") to be negotiated in good faith and executed within 180 days of the date of execution of this Letter Agreement, pending which, this Letter Agreement shall prevail. In the event the Option Agreement is not executed by the Optionee within 180 days of the date of execution of this Letter agreement, the Letter Agreement may be terminated at the option of the Optionor.

For all purposes of this Letter Agreement and the Option Agreement, "Underlying Vendors" means the vendors to Optionor of the "Claims" (as defined below), namely Floyd Bleak and John Rud, and "Underlying Agreement" means the purchase and royalty agreement dated September 16, 2005 between the Underlying Vendors, as seller, and Optionor, as purchaser, more particularly described in Schedule "B" attached hereto, providing for the sale of the Claims, subject to the reservation by the Underlying Vendors of a 1% Yellow Cake royalty (the "Underlying Royalty"), to Optionor for: (i) US$1,000,000, payable, as to US$300,000 on the date all requisite permits are issued to drill at least four confirmation holes on the Claims (the "Permitting Approval Date" or "PAD"), as to an additional US$300,000 six months after the PAD and, as to an additional US$400,000 twelve months after the PAD; and (ii) two year non-transferable share purchase warrants ("Warrants") entitling the Underlying Vendors to purchase up to 1,000,000 shares of a public company ("Pubco") at an exercise price equal to the greater of the closing price per share of Pubco’s shares on the day prior to the announcement of the Transaction (as defined in the Underlying Agreement) or the price of any concurrent financing completed by Pubco, which Warrants will be exercisable at any time until the date that is two years after the date of closing of the Transaction.

1.  This Letter Agreement is entered into on the basis of representations made by Optionor as follows:

(a)
Optionor has a valid and legally binding right to acquire from the Underlying Vendors, on the terms provided for in the Underlying Agreement, an undivided 100% right, title and interest in and to the 21 unpatented lode mining claims more particularly described in Schedule "A" attached hereto (collectively the "Claims") subject only to the Underlying Royalty;

(b)	each of the Claims is in good standing until at least September 1, 2006 and is free and clear of all liens, charges, encumbrances and rights of others;

(c)
Optionor has full right, power and authority in respect of the Claims to enter into this Letter Agreement and to grant the option herein contemplated and has not done anything that, nor failed to do anything where such failure, might impair the Claims or any one or more of them;

(d)
except for the Underlying Agreement, there are no outstanding agreements or options to acquire or purchase the Claims or any part or parts thereof or any interest therein and, except for the Underlying Royalty, no person has any royalty or other interest whatsoever in the Claims; and

(e)
Optionor represents that all available data (both relating to exploration and the interpretive results of exploration) and sampling relating to the Claims in the possession of or controlled by the Optionor has been delivered to the Optionee.

2.  This Letter Agreement is entered into on the basis of representations made by Optionee as follows:

(a)
the authorized capital of the Optionee consists of 75,000,000 common shares, of which 20,000,000 common shares are issued and outstanding as fully paid and non-assessable, and there are no outstanding warrants, options or other right to acquire shares of the Optionee; and

(b)	the Optionee has full right, power and authority to enter into this Letter Agreement.

3.  The Option Agreement shall embody the terms of this Letter Agreement and other representations, warranties, terms and conditions generally accepted in the industry and specifically dealing with historical compliance with applicable law and environmental matters in respect of the Claims.

4.  For US$10,000 and other good and valuable consideration paid by Optionee to Optionor, the receipt and sufficiency of which are hereby expressly acknowledged by Optionor, Optionor hereby gives and grants to Optionee the sole and exclusive irrevocable right and option (the "Option") to acquire, free of all liens, charges, encumbrances, claims or rights of others, an undivided 100% right, title and interest in and to the Claims, subject only to the Underlying Royalty, the "Royalty" reserved by Optionor under Section 5 hereof and the "Additional Royalty" reserved by Optionor under Section 6 hereof, exercisable by:

(a)	assuming the Optionor's obligations under the Underlying Agreement, including making the payments and issuing the Warrants to the Underlying Vendors provided for in the Underlying Agreement;

(b)	paying US$22,000 to the USDA Forest Service in regards to a reclamation bond within 2 business days of receipt of notice from the Optionor;

(c) paying to Optionor an aggregate US$290,000, as follows:

(i)	US$40,000 on the earlier of PAD and the date that is 60 days after the date of execution of this Letter Agreement; and

(ii)	US$50,000 on each of the PAD, the sixth month anniversary of the PAD and the second, third and fourth year anniversaries of the PAD;

(d)	issuing to Optionor 2,500,000 common shares in the capital stock of the Optionee, within 2 business days of PAD; and

(e)
expending or incurring expenses, directly or indirectly, in connection with the maintenance, exploration, development or equipping of any one or more of the Claims for commercial production, of not less than an aggregate US$3,500,000 on or before the fourth anniversary of the PAD, as follows:

(i)	not less than an aggregate US$500,000 by the first year anniversary of the PAD;

(ii)	not less than an aggregate US$1,000,000 by the second year anniversary of the PAD;

(iii)	not less than an aggregate US$2,000,000 by the third year anniversary of the PAD; and

(iv)	not less than an aggregate US$3,500,000 by the fourth year anniversary of the PAD.

5.  As additional consideration, Optionee acknowledges and agrees that Optionor has reserved until itself, and that Optionee’s interest in the Claims shall, on commencement of commercial production, be subject to, a 2% Yellow Cake royalty as more particularly described in Schedule "C" attached hereto (the "Royalty") which is separate and apart from the Underlying Royalty.

6.  The Royalty granted herein shall be subject to the right of the Optionor to include any additional claims within ten (10) miles of the outer boundaries of the Claims acquired by the Optionee or any assignee of Optionee of the Claims wherein a 3% Yellow Cake royalty, on the same terms as the Royalty described above, will be payable to the Optionor in respect of all Yellow Cake or other minerals produced from such additional claims ("the Additional Royalty") provided the Optionor shall have given prior written notice to include such additional claims. Any mining claims located by the Optionee within ten (10) miles of the exterior boundaries of the Claims shall be subject to the terms of this Letter Agreement.

7.  The Royalty and the Additional Royalty granted herein shall be subject to the following advance royalty payments (which shall be deducted from the payment of the Royalty and the Additional Royalty described above) to the Optionor on following anniversary dates of the PAD:

(a) US$100,000.00 due on the fourth year anniversary;

(b) US$150,000.00 due on the fifth anniversary; and

(c) US$200,000.00 due on each anniversary thereafter.

8. For a period of two years from the date of execution of this Letter Agreement:

(a)
The Optionee hereby grants to the Optionor the right to purchase equity securities of the Optionee or securities convertible into equity securities of the Optionee (such equity securities and securities convertible into equity securities being referred to as "Securities") from time to time, in the circumstances and manner set out below.

(b)
If the Optionee intends to allot any Securities (for any purpose including raising working capital generally or to cover its share of program costs in respect of a mineral property by whatever instrument it may be held and any interest, contractual right or other right to acquire an interest therein (a "Property")), except for the Financing (defined below), it shall offer to sell, free of fees, brokerage or commissions, 10% of the Securities to the Optionor on the same terms and subject to the same conditions as available to other parties. The Optionor may determine to acquire all or part of the offered Securities by notice in writing within 15 days after notice in writing from the Optionee, failing which the Optionor shall be deemed to have waived its right to acquire all or a part of such Securities.

9.  Subject to the prior written consent of the Optionor, with such consent not to be unreasonably withheld, for a period of two years from the date of execution of this Letter Agreement, the Optionee shall not acquire a Property for consideration that includes securities of the Optionee.

10.  In the event the Claims are transferred to the Optionor pursuant to section 3(f) of the Underlying Agreement, the Optionor shall immediately deposit transfer documents in favour of the Optionee in escrow pending exercise of the Option.

11.	(a)
The Optionee shall have completed a financing (the "Financing") on or by January 1, 2006 consisting of up to 4,000,000 common shares of the Optionee at a minimum price of US$0.50 per share by way of an equity private placement to raise gross proceeds of a minimum of US$2,000,000.

(b)	The Optionee's common shares shall be quoted on the OTC Bulletin Board or the pink sheets (the "Listing") on or by January 1, 2006.

(c)	In the event either the Financing or the Listing, or both, does not occur on or by January 1, 2006, then the Letter Agreement shall be terminated.

12.  Subject to the Optionor having the right to appoint an operator (the "Operator") on and in respect of the Claims for a period of one year from the date of execution of this Letter Agreement, the Optionee shall have the right to appoint an operator on and in respect of the Claims and may appoint itself as Operator, it being expressly acknowledged and agreed that any operatorship fees paid by Optionee to the Operator shall be included in the calculation of the amounts expended or to be expended by Optionee for purposes of subsection 4(e) of this Letter Agreement, provided that Optionor shall be entitled to reasonable access to the Claims until the Option is exercised.

13.  In the event that this Letter Agreement is terminated or abandoned, the Optionee will:

(a)
leave the Claims in good standing as at the effective date of termination, free and clear of all liens, charges, and encumbrances arising from operations by or on behalf of the Optionee, and in a safe and orderly condition and in a condition which is in compliance with all applicable laws including, without limitation, with respect to reclamation and rehabilitation and including the clean-up and removal of any hazardous waste from the Claims;

(b)
deliver to the Optionor a full report on all work carried out by or on behalf of the Optionee on the Claims and all results relating thereto and any interpretations, models, or assessments in respect thereof, copies of all reports, studies, and assessments prepared by or on behalf of Optionee with respect to work on or for the benefit of the Claims not already provided to the Optionor, copies of all drill logs, assay results, maps, field notes, sections, and other technical or interpretive data generated or compiled by or on behalf of the Optionee with respect to the Claims and work thereon hereunder, and will make available for delivery to Optionor, at the place of storage, all available samples, drill chips, core and cuttings, sample rejects and pulps, and any other physical material removed by or for the Optionee from the Claims;

(c)	comply with all obligations and make all payments accrued (including any taxes or similar payments) as of the date of termination with respect to the Claims;

(d)	comply with all obligations and make all payments accrued as of the date of termination with respect to this Letter Agreement; and

(e)
unless otherwise specified by the Optionor, remove from the Claims, within three (3) months of the effective date of termination, all machinery, equipment, supplies and facilities erected, installed, or brought upon the Property by or at the instance of the Optionee.

14.  This Letter Agreement and the Option Agreement provide for an option only and the making of any payments, the issuance of any securities or the expending of any funds by Optionee under this Letter Agreement or the Option Agreement will not obligate Optionee to make any further or other payments, issue any further or other securities or expend any further or other funds.

15.  Except for the grant by the Optionee to Rodinia Minerals Inc. of a right and option to acquire up to a 40% undivided interest in the Claims (subject to the Underlying Royalty, Royalty and the Additional Royalty), the Optionee’s interest in this Letter Agreement, the Option Agreement and the Claims is not assignable, in whole or in part, without the prior written consent of the Optionor. The Optionor’s interest therein is not assignable.

16.  The Optionor agrees to indemnify and save harmless the Optionee from and against all suits, claims, demands, losses and expenses that directly arise from the Optionor’s activities on the Claims. The Optionee hereby reciprocally indemnify and save harmless the Optionor from and against all suits, claims, demands, losses and expenses that directly arise from the Optionee’s activities on the Claims.

17.  The parties agree that any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

(a) the same day if given by personal service or if transmitted by fax; and

(b)	the fifth business day next following the day of posting if sent by regular post.

18.  This Letter Agreement and the Option Agreement shall be interpreted in accordance with the laws of the Province of British Columbia except as to matters relating to title to the Claims which shall be interpreted in accordance with the laws of the jurisdiction in which the Claims are located, and shall enure to the benefit of and be binding upon Optionor and Optionee and their respective successors and permitted assigns and Optionor and Optionee hereby irrevocably attorn to the exclusive jurisdiction of the courts in the Province of British Columbia.

19.  This Letter Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and schedules form a part of and are incorporated by reference into this Letter Agreement.

20.  No modification or amendment to this Letter Agreement may be made unless agreed to by the parties thereto in writing.

21.  If any provision of this Letter Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

22.  Time is of the essence.

23.  Optionor and Optionee agree to execute such further and other deeds and documents, including, without limitation, the Option Agreement, and to give such further and other assurances as may be necessary to fully implement this Letter Agreement.

If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Letter Agreement where indicated below, which will then form a binding agreement between us, subject only to the terms and conditions aforesaid. This Letter Agreement must be fully executed by the parties by the close of business on November 3, 2005.

Yours very truly,

PATRIOT POWER CORP.

Per: s/ “Ronald J. Atlas”

Authorized Signatory

The terms of this Letter Agreement are hereby acknowledged and accepted this 3rd day of November , 2005.

MAGGIE-MAY MINERALS, INC.

Per: s/ “Clive Ashworth”

 Authorized Signatory

SCHEDULE "A"

Description of Claims

Name of Claim	BLM #Numbers	Expiry Date
ML #1	AMC 343496	September 1, 2006
ML #2	AMC 343497	September 1, 2006
ML #3	AMC 343498	September 1, 2006
ML #4	AMC 343499	September 1, 2006
ML #5	AMC 343500	September 1, 2006
ML #6	AMC 343501	September 1, 2006
ML #7	AMC 343502	September 1, 2006
ML #8	AMC 343503	September 1, 2006
ML #9	AMC 343504	September 1, 2006
ML #11	AMC 343505	September 1, 2006
ML #12	AMC 343506	September 1, 2006
ML #13	AMC 343507	September 1, 2006
ML #14	AMC 343508	September 1, 2006
ML #15	AMC 343509	September 1, 2006
ML #16	AMC 343510	September 1, 2006
ML #17	AMC 343511	September 1, 2006
ML #18	AMC 343512	September 1, 2006
ML #19	AMC 343513	September 1, 2006
ML #20	AMC 366375	September 1, 2006
ML #21	AMC 366376	September 1, 2006
ML #22	AMC 366377	September 1, 2006

SCHEDULE "B"

Purchase and royalty agreement dated September 16, 2005
between the Underlying Vendors and Optionor

PURCHASE AND ROYALTY AGREEMENT

Between:

MAGGIE-MAY MINERALS, INC., a Nevada corporation, whose address is 630 E. Plumb Lane, Reno, Nevada, 895021, telephone number (775) 323-5282, facsimile number (775) 323-3699 (hereinafter, the “Purchaser”),

- and -

JOHN RUD, a single man, whose address is Suite 109, PMB 293, 3655 West Anthem Way, Anthem, Arizona, 85086, telephone number (623) 523-3501, facsimile number (623) 742-7016 and FLOYD BLEAK, a single man, whose address is 19935 East Sonoqui Blvd, Queen Creek, Arizona, 85242, telephone number (480) 888-2344, facsimile number (623) 742-7016 (hereinafter, each a “Vendor” and collectively, the “Vendors”)

WHEREAS the Vendors are the legal and beneficial owners of a 100% interest in those certain twenty-one (21) unpatented lode mining claims, located in Gila county, Arizona, set out in Schedule “A” hereto (the “Claims”), free and clear of all encumbrances, liens or charges;

AND WHEREAS the Purchaser wishes to purchase the Claims under the following conditions:

1. The Purchaser has agreed to pay to the Vendors an aggregate total of US $1,000,000.00 as follows:

(a)
US $300,000.00 on the date all requisite permits are issued to the Purchaser, or its assign, to drill at least four confirmation holes on the Claims (the “Permitting Approval Date”) (US $150,000.00 to each Vendor);

(b)	US $300,000.00 six months after the Permitting Approval Date (US $150,000.00 to each Vendor); and

(c)	US $400,000.00 at the closing of the purchase of the Claims, to be held twelve months after the Permitting Approval Date (the “Closing” or the “Closing Date”) (US $200,000.00 to each Vendor).

2.
If the Purchaser undergoes a reorganization by which it becomes a public company, a subsidiary of a public company or vends the Claims to a public company (a “Transaction”), none of which is represented or warranted herein, it shall cause the public company entity to grant, subject to receipt of all requisite regulatory approvals, a nontransferable right and option (the “Option”) to each Vendor to purchase 500,000 common shares in the capital stock of such public company, exercisable within a period of two (2) years from the date of the closing of any Transaction, at an exercise price (the “Exercise Price”) equal to the greater of (1) the closing price of the common shares of such public company on the day prior to the announcement of such Transaction or (2) the price of any concurrent financing completed by such public company and, upon exercise of the Option, the Option common shares shall only be subject to such resale restrictions as may be imposed by any securities regulatory authority or stock exchange having jurisdiction (the “Authority”). For greater certainty, no provision accelerating the exercise of the Option or imposing resale restrictions other than those imposed by such Authority shall be binding upon the Vendors. The Option shall be issued by the Purchaser or its assign to the Vendors within five business days of the date the Purchaser or its assign obtains, from such Authority, the required regulatory or stock exchange approval for a Transaction. The Option, and any common shares issued to the Vendors on the exercise of the Option shall have no par value.

3.	The closing of the purchase of the Claims by the Purchaser shall take place at the Closing. The Vendors hereby and at the Closing represent and warrant that:

(a)	they are, subject to the paramount rights of the United States, the owners of an undivided 100% legal and beneficial interest in and to the Claims;

(b)	the Claims are free and clear of any encumbrances, liens or charges and neither they nor any of their predecessors in interest or title have done anything whereby the Claims may be encumbered;

(c)
the Claims are in good standing under all applicable laws and regulations and all assessment work or claim maintenance fees required by applicable law has been performed and filed and all taxes have been paid;

(d)
the Claims have been properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situated, and that there are no disputes over title to the Claims, except that no representation is made related to the existence of discovery of valuable mineral within the Claims;

(e)	they have the right to enter into this Agreement and to dispose of 100% of their right, title and interest in and to the Claims to the Purchaser;

(f)
upon the payment of all the amounts specified in paragraph 1 above, the Vendors shall execute and deliver a quit claim deed or such other documents as the Purchaser may reasonably require transferring 100% of their right, title and interest in and to the Claims to the Purchaser subject to a reservation of a royalty, which deed and royalty shall be in the form of the Quitclaim Deed and Reservation of Royalty attached hereto as Appendix A. Purchaser shall record the Quitclaim Deed in the official records of Gila County immediately after Closing and shall also file a copy thereof with the Arizona State Office of the Bureau of Land Management as a Notice of Transfer of Interest not more than 60 days after Closing, and

(g)
to the knowledge of the Vendors there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof or interest therein and no person holds any royalty or interest whatsoever in production or profits from the Claims or any portion thereof.

The representations and warranties herein shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Purchase and Royalty Agreement and there shall be no merger of any representations and warranties in such assignments, conveyances, transfers and documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Purchaser shall have the right to waive any representation and warranty made by the Vendors in the Purchaser’s favour without prejudice to any of its recourses with respect to any other breach by the Vendor. All of the representations and warranties contained in this Agreement shall survive the closing of this transaction.

4.
The Purchaser agrees to indemnify and save harmless the Vendors from and against all suits, claims, demands, losses and expenses that directly arise from the Purchaser’s activities on the Claims. The Vendors hereby reciprocally indemnify and save harmless the Purchaser from and against all suits, claims, demands, losses and expenses that directly arise from the Vendors’ activities on the Claims.

5.
The Vendors represent that all available data (both relating to exploration and the interpretive results of exploration) and sampling relating to the Claims in the possession of or controlled by the Vendors has been delivered to the Purchaser. Vendors represent that to the best of their knowledge and belief the data is accurate and the interpretation made in good faith.

6.
This Purchase and Royalty Agreement will be binding after execution of this document. The parties may enter into a more formal purchase agreement, but until the formal agreement is signed, the parties will be bound by the terms of this Purchase and Royalty Agreement.

7. The parties further agree that:

(a)
Each of the parties hereby covenants and agrees to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Purchase and Royalty Agreement.

(b)
The representations, warranties and covenants in this Purchase and Royalty Agreement will survive any closing or advance of funds and, notwithstanding such closing or advances, will continue in full force and effect.

(c)
Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

(i)	the same day if given by personal service or if transmitted by fax; and

(ii)	the fifth business day next following the day of posting if sent by regular post.

(d)
This Purchase and Royalty Agreement will be governed by and be construed in accordance with the laws of the State of Arizona and applicable laws of the United States concerning unpatented mining claims. Any disputes between the parties shall be settled by arbitration under the terms of the Arbitration Provisions appended hereto as Appendix B.

(e)	This Purchase and Royalty Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be.

(f)
This Purchase and Royalty Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and appendices form a part of and are incorporated by reference into this Purchase and Royalty Agreement.

(g)	No modification or amendment to this Purchase and Royalty Agreement may be made unless agreed to by the parties thereto in writing.

(h)
If any provision of this Purchase and Royalty Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

(i)	Time is of the essence.

(j)
This Purchase and Royalty Agreement may be executed in any number of counterparts with the same effect as if all parties to this Purchase and Royalty Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

Dated this 16th day of September, 2005.

PURCHASER:

MAGGIE-MAY MINERALS, INC.

By:	/s/ “Clive Ashworth”
Authorized Signatory

VENDORS:

/s/ “John Rud”
John Rud

/s/ “Floyd Bleak”
Floyd Bleak
Title

Schedule “A”

Description of Claims

Name of Claim	BLM #Numbers	Expiry Date
ML #1	AMC 343496	September 1, 2006
ML #2	AMC 343497	September 1, 2006
ML #3	AMC 343498	September 1, 2006
ML #4	AMC 343499	September 1, 2006
ML #5	AMC 343500	September 1, 2006
ML #6	AMC 343501	September 1, 2006
ML #7	AMC 343502	September 1, 2006
ML #8	AMC 343503	September 1, 2006
ML #9	AMC 343504	September 1, 2006
ML #11	AMC 343505	September 1, 2006
ML #12	AMC 343506	September 1, 2006
ML #13	AMC 343507	September 1, 2006
ML #14	AMC 343508	September 1, 2006
ML #15	AMC 343509	September 1, 2006
ML #16	AMC 343510	September 1, 2006
ML #17	AMC 343511	September 1, 2006
ML #18	AMC 343512	September 1, 2006
ML #19	AMC 343513	September 1, 2006
ML #20	AMC 366375	September 1, 2006
ML #21	AMC 366376	September 1, 2006
ML #22	AMC 366377	September 1, 2006

APPENDIX A

After recording, return to:

Dawn G. Meidinger
Fennemore Craig
Suite 2600
3003 North Central Avenue
Phoenix, AZ 85012-2913

QUITCLAIM DEED
AND RESERVATION OF ROYALTY INTEREST

FOR AND IN CONSIDERATION of royalties reserved hereunder and the promises made under the terms of that certain Purchase and Royalty Agreement made and entered into as of the 16th day of September, 2005 (the "Effective Date"), JOHN RUD, a single man, whose address is Suite 109, PMB 293, 3655 West Anthem Way, Anthem, Arizona, 85086, and FLOYD BLEAK, a single man, whose address is 19935 East Sonoqui Blvd, Queen Creek, Arizona, 85242 ("Grantors"), do hereby quitclaim unto MAGGIE-MAY MINERALS, INC., a Nevada corporation, whose address is 630 E. Plumb Lane, Reno, Nevada, 895021 ("Grantee"), all of their right, title and interest in and to the following unpatented lode mining claims located in Gila County, Arizona (the "Claims"), the location notices of which are of record in the official records of Gila County and in the Arizona State Office of the Bureau of Land Management as follows:

Name of Claim	Gila County Recording	BLM Serial Number
ML #1	Docket 2004-014452	AMC 343496
ML #2	Docket 2004-014453	AMC 343497
ML #3	Docket 2004-014454	AMC 343498
ML #4	Docket 2004-014455	AMC 343499
ML #5	Docket 2004-014456	AMC 343500
ML #6	Docket 2004-014457	AMC 343501
ML #7	Docket 2004-014458	AMC 343502
ML #8	Docket 2004-014459	AMC 343503
ML #9	Docket 2004-014460	AMC 343504
ML #11	Docket 2004-014461	AMC 343505
ML #12	Docket 2004-014462	AMC 343506
ML #13	Docket 2004-014463	AMC 343507
ML #14	Docket 2004-014464	AMC 343508
ML #15	Docket 2004-014465	AMC 343509
ML #16	Docket 2004-014466	AMC 343510
ML #17	Docket 2004-014467	AMC 343511
ML #18	Docket 2004-014468	AMC 343512
ML #19	Docket 2004-025569	AMC 343513
ML #20	Docket 2005-012879	AMC 366375
ML #21	Docket 2005-012878	AMC 366376
ML #22	Docket 2005-012877	AMC 366377

EXCEPTING AND RESERVING UNTO THE GRANTORS, a royalty (the "Royalty") equal to one percent (1%) of the proceeds from the sale or other disposition of all uranium oxide (commonly called "Yellow Cake"), received from any purchaser of any Yellow Cake derived from the ore mined from the Claims after deducting therefrom all charges and penalties (imposed by the purchaser) and the cost of transportation to any processing facility after creation of Yellow Cake, insurance premiums, sampling and assaying charges incurred after the Yellow Cake concentrates have left the concentrator and all appropriate sales taxes. If minerals other than uranium oxide are mined and sold from the Claims, the Royalty provided herein shall likewise apply to such minerals and shall be calculated as set forth above based on payment received from a purchaser after the creation of a concentrate or otherwise marketable product. In no case shall the cost of mining, transportation or concentrating costs prior to the creation of the first marketable produced be deducted from the selling price in the calculation of Royalty. If any portion of the Yellow Cake or other minerals extracted and derived from the ore mined from the Claims are sold to a purchaser owned or controlled by the Grantee or treated by a facility owned or controlled by Grantee, the actual proceeds received shall be deemed to be an amount equal to what could be obtained from a purchaser or facility not so owned or controlled by the Grantee after deducting therefrom a charge equal to the transportation cost which would have been incurred had the material been transported to such third party.

The Royalty reserved herein shall be subject to the following:

1. Payment of Royalty

a. Frequency of Payment of Royalty. Payment of Royalty hereunder shall be due and payable within thirty (30) business days after the sale proceeds are received from any purchaser of Yellow Cake or other minerals mined from the Claims.

b. Method of Making Payments. All payments required hereunder may be mailed or delivered to any single depository as Grantors may instruct. The Grantee will have no responsibility as to the division of the Royalty payments among parties constituting the Grantors and if the Grantee makes a payment or payments on account of the Royalty in accordance with the provisions of this instrument, it will have no further responsibility for distribution of the Royalty. All charges of the agent, trustee or depository will be borne solely by the parties receiving payments of Royalty. The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

2.	Records and Reports

a. Records, Inspection and Audit. Within ninety (90) days following the end of each calendar, commencing with the year in which the claims are brought into commercial production (not inclusive of any bulk sampling programs), the Grantee shall deliver to Grantors a statement of the Royalty paid for said calendar year. The Grantors shall have the right within a period of three (3) months from receipt of such statements to inspect the Grantee's books and records relating thereto and to conduct an independent audit of such books and records at its own cost and expense.

b. Objections. If Grantors do not request an inspection of Grantee’s books and records during the three-month period referred to in the preceding paragraph, all payments of Royalty for the annual period will be considered final and in full satisfaction of all obligations of the Grantee with respect thereto. If Grantors dispute any calculation of Royalty, Grantors shall deliver to the Grantee a written notice (the “Objection Notice”) describing and setting forth a specific objection within sixty (60) days after receipt by the Grantors of the final statement. If such audit determines that there has been a deficiency or an excess in the payment made to the Grantors, such deficiency or excess will be resolved by adjusting the next payment due hereunder. The Grantors will pay all the costs and expenses of such audit unless a deficiency of five (5%) percent or more of the amount due is determined to exist. The Grantee will pay the costs and expenses of such audit if a deficiency of five (5%) percent or more of the amount due is determined to exist. All books and records used and kept by the Grantee to calculate the Royalty due hereunder will be kept in accordance with generally accepted accounting principles.

c. Evidence of Maintenance of the Claims. Grantee shall deliver to Grantors, not later than the date two weeks prior to the date for the payment of annual claim maintenance fees (currently September 1), evidence that the fee has been timely paid, and shall thereafter, prior to December 1 of each year, deliver to Grantors a copy of a "Notice of Intent to Hold" for the Claims as recorded in the official records of Gila County.

3.	Inurement

The Royalty reserved herein shall run with the land and be binding on all subsequent owners of the Claims, including any amendments, relocations, patents of the same or additional or alternative rights to mine as may be conferred by any changes in the mineral laws of the United States.

4. Notices

All notices required or permitted to be given hereunder shall be given in writing and shall be sent by the parties by registered or certified mail, telex, facsimile transmission or by express delivery service to the address set forth in the identification of the parties in the headings of this Quitclaim Deed or to such other address as either party may later designate by like notice to the other. All notices required or permitted to be given hereunder shall be deemed to have been given upon the earliest of (1) actual receipt, (2) acknowledgment in any form of receipt of telex or facsimile transmission, (3) the business day next following deposit with an express delivery service, properly addressed, or (4) seventy-two (72) hours after deposit with the U.S. Mails, properly addressed with postage prepaid.

5. Assignments by Grantor

Grantor may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to its Royalty reserved hereunder; provided, however, that Grantee shall be under no obligation to make its payments hereunder to such assignee, transferee, pledgee or other third party until Grantee's receipt of Notice concerning the assignment or transfer.

6. Interpretation

a. Governing Law; Venue. The provisions and interpretation of this Quitclaim Deed shall be governed by the laws of the State of Arizona without regard to conflicts of laws principles. Any dispute concerning this Quitclaim Deed shall be adjudicated in either the state or federal courts in and for the State of Arizona.

b. Invalidity of Provisions. If any term or other provision of this Quitclaim Deed is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Quitclaim Deed shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Quitclaim Deed so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the Grantor has executed and delivered this Quitclaim Deed and Reservation of Interest as of the Effective Date.

GRANTORS:

By:	/s/ “John Rud”
John Rud

By:	/s/ “Floyd Bleak”
Floyd Bleak

    The undersigned Grantee hereby accepts this Quitclaim Deed and the Reservation of Royalty Interest made therein.

GRANTEE:

MAGGIE-MAY MINERALS, INC.

By:	/s/ “Clive Ashworth”
Authorized Signatory

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing instrument was acknowledged before me this 14th day of September , 2005, by JOHN RUD, a single man.

Lisa Sparks
Norary Public - Arizona
Maricopa County
My Commission Expires August 26, 2008

/s/ “Lisa Sparks”
Notary Public

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing instrument was acknowledged before me this 14th day of September , 2005, by FLOYD BLEAK, a single man.

Lisa Sparks
Norary Public - Arizona
Maricopa County
My Commission Expires August 26, 2008

/s/ “Lisa Sparks”
Notary Public

PROVINCE OF BRITISH COLUMBIA	)
) ss.
)

The foregoing instrument was acknowledged before me this 16th day of September , 2005, by       E. Clive Ashworth    , the                                 of MAGGIE-MAY MINERALS, INC., a Nevada corporation, for and on behalf of the corporation.

Louis P. Salley
Salley Bowes Harwardt LLP
Barrister and Solicitor
Suite 1750 - 1185 West Georgia St.
Vancouver, B.C. V6E 4E6
Tel: 604-688-0788 Fax: 604-688-0778

/s/ “Louis P. Salley”
Notary Public for British Columbia

APPENDIX B

ARBITRATION PROVISIONS

I. Purpose.

The following procedures and substantive matters shall be followed to resolve disputes arising under or relating to the Agreement, including but not limited to allegations that the Agreement has been terminated.

II. Definitions.

For purposes of these Arbitration Provisions capitalized words and phrases defined in the Agreement shall have the same meaning herein, unless otherwise defined in these Arbitration Provisions.

A.	“Agreement” shall mean the agreement to which these Arbitration Provisions are appended.

B.	“AAA” shall mean the American Arbitration Association.

C. “Arbitration Rules” shall mean the Commercial Arbitration Rules of the AAA.

D.	“Agreement Date” shall mean the date stated as the date of the Agreement.

E.	“Party” or “Parties” means a party to the Agreement who is a Claimant or Respondent.

F.	“Claimant” shall have the meaning given in Section III.b of these Arbitration Provisions.

G.	“Respondent” shall have the meaning given in Section III.b of these Arbitration Provisions.

III. Arbitration.

a. Resolution of Disputes. Any dispute, controversy or claim arising out of or relating to the Agreement or the subject matter of the Agreement, or the breach, termination, or invalidity of the Agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect on the Agreement Date, except as otherwise provided herein.

b. Appointment of Arbitrator(s). There shall be one arbitrator appointed by the Parties. If the Parties fail to agree on a single arbitrator within 20 days after arbitration is initiated, there shall be three arbitrators, each of whom shall be disinterested in the dispute, controversy or claim and shall have no connection with any Party. The Party initiating arbitration (“Claimant”) and the Party named as respondent (“Respondent”) shall each name an arbitrator in the manner provided by the Commercial Arbitration Rules specified above. Such arbitrators shall, by their agreement, select the third arbitrator. Should the services of an appointment or administering authority be necessary, the appointment or administering authority shall be the AAA. If any Party entitled to name an arbitrator should abstain from doing so, the AAA shall appoint such arbitrator.

c. Procedure. The place of arbitration shall be in Phoenix, Arizona, unless otherwise agreed by the Parties. The arbitrator(s) shall apply the law as made applicable by the Agreement. Unless the procedure for discovery is otherwise agreed to by the Parties, the arbitrator or arbitrators, at the request of a Party, may establish rules for pre hearing discovery which shall comport with due process, expeditious determination of the issues and fairness. Unless otherwise agreed by the Parties, the depositions of no more than two witnesses on each side may be taken without the consent of the arbitrator(s). The Federal Rules of Civil Procedure shall govern all aspects of the depositions, including admissibility.

d. Award. If more than one arbitrator has been appointed, the decision in the arbitration shall be adopted by majority vote. The decision in the arbitration shall be rendered, unless otherwise agreed by the Parties, no later than 30 days after the date the hearings were closed. The decision of the arbitrator(s) shall be in writing, shall be signed at least by the arbitrators casting the majority vote or by the sole arbitrator, as the case may be, and shall be final and binding on the Parties. If the Parties settle the dispute in the course of arbitration, such settlement shall be approved by the arbitrator(s) on request of either Party and become the award.

SCHEDULE "C"

Royalty

Excepting and reserving unto the Optionor, a royalty (the "Royalty") equal to two percent (2%) of the proceeds from the sale or other disposition of all uranium oxide (commonly called "Yellow Cake"), received from any purchaser of any Yellow Cake derived from the ore mined from the Claims after deducting therefrom all charges and penalties (imposed by the purchaser) and the cost of transportation to any processing facility after creation of Yellow Cake, insurance premiums, sampling and assaying charges incurred after the Yellow Cake concentrates have left the concentrator and all appropriate sales taxes. If minerals other than uranium oxide are mined and sold from the Claims, the Royalty provided herein shall likewise apply to such minerals and shall be calculated as set forth above based on payment received from a purchaser after the creation of a concentrate or otherwise marketable product. In no case shall the cost of mining, transportation or concentrating costs prior to the creation of the first marketable produced be deducted from the selling price in the calculation of Royalty. If any portion of the Yellow Cake or other minerals extracted and derived from the ore mined from the Claims are sold to a purchaser owned or controlled by the Optionee or treated by a facility owned or controlled by the Optionee, the actual proceeds received shall be deemed to be an amount equal to what could be obtained from a purchaser or facility not so owned or controlled by the Optionee after deducting therefrom a charge equal to the transportation cost which would have been incurred had the material been transported to such third party.

The Royalty reserved herein shall be subject to the following:

1. Payment of Royalty

a. Frequency of Payment of Royalty. Payment of Royalty hereunder shall be due and payable within thirty (30) business days after the sale proceeds are received from any purchaser of Yellow Cake or other minerals mined from the Claims.

b. Method of Making Payments. All payments required hereunder may be mailed or delivered to any single depository as the Optionor may instruct. If the Optionee makes a payment or payments on account of the Royalty in accordance with the provisions of this instrument, it will have no further responsibility for distribution of the Royalty. All charges of the agent, trustee or depository will be borne solely by the parties receiving payments of Royalty. The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

2. Records and Reports

a. Records, Inspection and Audit. Within ninety (90) days following the end of each calendar, commencing with the year in which the claims are brought into commercial production (not inclusive of any bulk sampling programs), the Optionee shall deliver to the Optionor a statement of the Royalty paid for said calendar year. The Optionor shall have the right within a period of three (3) months from receipt of such statements to inspect the Optionee's books and records relating thereto and to conduct an independent audit of such books and records at its own cost and expense.

b. Objections. If the Optionor does not request an inspection of Optionee’s books and records during the three-month period referred to in the preceding paragraph, all payments of Royalty for the annual period will be considered final and in full satisfaction of all obligations of the Optionee with respect thereto. If the Optionor disputes any calculation of Royalty, the Optionor shall deliver to the Optionee a written notice (the "Objection Notice") describing and setting forth a specific objection within sixty (60) days after receipt by the Optionor of the final statement. If such audit determines that there has been a deficiency or an excess in the payment made to the Optionor, such deficiency or excess will be resolved by adjusting the next payment due hereunder. The Optionor will pay all the costs and expenses of such audit unless a deficiency of five (5%) percent or more of the amount due is determined to exist. The Optionee will pay the costs and expenses of such audit if a deficiency of five (5%) percent or more of the amount due is determined to exist. All books and records used and kept by the Optionee to calculate the Royalty due hereunder will be kept in accordance with generally accepted accounting principles.

c. Evidence of Maintenance of the Claims. Optionee shall deliver to the Optionor, not later than the date two weeks prior to the date for the payment of annual claim maintenance fees (currently September 1), evidence that the fee has been timely paid.

3. Inurement

The Royalty reserved herein shall run with the land and be binding on all subsequent owners of the Claims, including any amendments, relocations, patents of the same or additional or alternative rights to mine as may be conferred by any changes in the mineral laws of the United States.

5. Assignments by Optionor

Optionor may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to its Royalty reserved hereunder; provided, however, that Optionee shall be under no obligation to make its payments hereunder to such assignee, transferee, pledgee or other third party until Optionee's receipt of Notice concerning the assignment or transfer.

PATRIOT POWER CORP.
502 East John St.
Carson City, NV 89706

AMENDING LETTER AGREEMENT

January 20, 2006

MAGGIE-MAY MINERALS, INC.
630 E. Plumb Lane
Reno, Nevada
895021
Facsimile: (775) 323-3699

Attention: Clive Ashworth, President

Dear Sirs:

Re:	Letter Agreement

We refer to that certain letter agreement dated November 2, 2005 made between Patriot Power Corp. ("PPC") and Maggie-May Minerals, Inc. ("MMMI"), (the "Letter Agreement") in respect of the "Claims" (as that term is defined in the Letter Agreement) and to our mutual agreement to amend the Letter Agreement as hereinafter provided.

For valuable consideration, the receipt and sufficiency of which are expressly acknowledged by each of us, PPC and MMMI hereby agree as follows:

1. Section 11 of the Letter Agreement is hereby deleted in its entirety and the following is substituted therefore:

"11.	(a)
The Optionee shall have completed a financing (the "Financing") on or by March 1, 2006 consisting of up to 4,000,000 common shares of the Optionee at a minimum price of US$0.50 per share by way of an equity private placement to raise gross proceeds of a minimum of US$2,000,000.

(b)	The Optionee's common shares shall be quoted on the OTC Bulletin Board or the pink sheets (the "Listing") on or by March 1, 2006.

(c)	In the event either the Financing or the Listing, or both, does not occur on or by March 1, 2006, then the Letter Agreement may be terminated at the option of the Optionor."

2. The foregoing amendments to the Letter Agreement shall be deemed to be effective as of and from January 1, 2006.

3. Any terms and expressions used herein but not expressly defined herein shall have the same meanings as set out in the Letter Agreement.

4. Subject to the foregoing amendments to the Letter Agreement, the parties hereto hereby ratify and confirm the Letter Agreement and agree to be bound by the terms thereof as amended hereby.

Please indicate your agreement with the amendments to the Letter Agreement set forth herein by signing and returning this amending letter to the undersigned.

Yours sincerely,

PATRIOT POWER CORP.

Per: /s/ “Ronald Atlas”
Authorized Signatory

Per:	/s/

ACKNOWLEDGED AND ACCEPTED
BY MAGGIE-MAY MINERALS, INC.
this 21st day of February , 2006.

Per:  s/ “E. Clive Ashworth”

E. Clive Ashworth

PATRIOT POWER CORP.
300 - East Industrial Lane
Wheeling, Illinois, 60090
Tel: (847) 537-3800
Fax: (847) 537-9904

SECOND AMENDING LETTER AGREEMENT

May 23, 2006

MAGGIE-MAY MINERALS, INC.
630 E. Plumb Lane
Reno, Nevada
89502
Facsimile: (775) 323-3699

Attention: Clive Ashworth, President

Dear Sirs:

Re:	Letter Agreement

Patriot Power Corp. ("PPC") acknowledges receipt of the letter dated February 21, 2006 from Maggie-May Minerals, Inc. ("MMMI") (the "Notice Letter") regarding notice to PPC to include the additional 312 unpatented lode mining claims more particularly described in the Notice Letter.

We refer to that certain letter agreement dated November 2, 2005, as amended by an amending letter agreement dated January 20, 2006, made between PPC and MMMI, (the "Letter Agreement") in respect of the "Claims" (as that term is defined in the Letter Agreement) and to our mutual agreement to amend the Letter Agreement as hereinafter provided.

For valuable consideration, the receipt and sufficiency of which are expressly acknowledged by each of us, PPC and MMMI hereby agree as follows:

1. Subsection 4(c) of the Letter Agreement is hereby deleted in its entirety and the following is substituted therefore:

"(c)	paying to Optionor an aggregate US$290,000 and CAD$3,969.20, as follows:

(i)	US$40,000 on the earlier of PAD and the date that is 60 days after the date of execution of this Letter Agreement;

(ii)	US$50,000 on each of the PAD, the sixth month anniversary of the PAD and the second, third and fourth year anniversaries of the PAD; and

(iii)	CAD$3,969.20 on May 23, 2006;"

2. Section 11 of the Letter Agreement is hereby deleted in its entirety and the following is substituted therefore:

"11.	(a)
The Optionee shall have completed a financing (the "Financing") on or by September 1, 2006 consisting of up to 3,555,000 common shares of the Optionee at a minimum price of US$0.50 per share by way of an equity private placement to raise gross proceeds of a minimum of US$1,777,500.

(b)
The Optionee's common shares shall be quoted on the OTC Bulletin Board or the pink sheets (the "Listing") on or by September 1, 2006. For greater certainty, in the event the Optionee's interest in this Letter Agreement, the Option Agreement and the Claims is assigned by the Optionee, Patriot Power Corp. agrees that Patriot Power Corp.'s common shares shall be quoted on the OTC Bulletin Board or the pink sheets on or by September 1, 2006

(c)	In the event either the Financing or the Listing, or both, does not occur on or by September 1, 2006, then the Letter Agreement may be terminated at the option of the Optionor."

3. The foregoing amendments to the Letter Agreement shall be deemed to be effective as of and from February 28, 2006.

4. Any terms and expressions used herein but not expressly defined herein shall have the same meanings as set out in the Letter Agreement.

5. Subject to the foregoing amendments to the Letter Agreement, the parties hereto hereby ratify and confirm the Letter Agreement and agree to be bound by the terms thereof as amended hereby.

Please indicate your agreement with the amendments to the Letter Agreement set forth herein by signing and returning this amending letter to the undersigned.

 Yours sincerely,

PATRIOT POWER CORP.

Per :/s/ “Ronald J. Atlas”
Name: Ronald J. Atlas
Title: President

ACKNOWLEDGED AND ACCEPTED
BY MAGGIE-MAY MINERALS, INC.
this   day of  , 2006.

Per:  s/ “E. Clive Ashworth”

 E. Clive Ashworth

Patriot Power Corp.
300 - East Industrial Lane
Wheeling, Illinois, 60090
Tel: (847) 537-3800
Fax: (847) 537-9904

THIRD AMENDING LETTER AGREEMENT

March 1, 2007

MAGGIE-MAY MINERALS, INC.
630 E. Plumb Lane
Reno, Nevada
89502
Facsimile: (775) 323 - 3699

Attention: E. Clive Ashworth, President

Dear Sirs:

Re: Letter Agreement

We refer to that certain letter agreement dated November 2, 2005, as amended by an amending letter agreement dated January 20, 2006 and by a second amending letter agreement dated May 23, 2006, made between Patriot Power Corp. (“PPC”) and Maggie-May Minerals, Inc. (“MMMI”), (the “Letter Agreement”) in respect of the “Claims” (as that term is defined in the Letter Agreement) and to our mutual agreement to amend the Letter Agreement as hereinafter provided.

For valuable consideration, the receipt and sufficiency of which are expressly acknowledged by each of us, PPC and MMMI hereby agree as follows:

1. Section 11 of the Letter Agreement is hereby deleted in its entirety and the following is substituted therefore:

“11. (a) The Optionee’s common shares shall be publicly traded (the “Listing”) on or before November 1, 2007. For greater certainty, in the event the Optionee’s interest in this Letter Agreement, the Option Agreement and the Claims is assigned by the Optionee, Patriot Power Corp. agrees that Patriot Power Corp.’s common shares shall be publicly traded on or before November 1, 2007.

(b)	In the event the Listing does not occur on or before November 1, 2007, then the Optionee shall pay the Optionor US$500,000.”

2. The foregoing amendments to the Letter Agreement shall be deemed to be effective as of and from February 28, 2006.

3. Any terms and expressions used herein but not expressly defined herein shall have the same meanings as set out in the Letter Agreement.

4. Subject to the foregoing amendments to the Letter Agreement, the parties hereto hereby ratify and confirm the Letter Agreement and agree to be bound to the terms thereof as amended hereby.

Please indicate your agreement with the amendments to the Letter Agreement set forth herein by signing and returning this amending letter to the undersigned.

Yours Sincerely,

PATRIOT POWER CORP.

Per: /s/ Ron J. Atlas
Name: Ron Atlas
Title: President

ACKNOWLEDGED AND ACCEPTED
BY MAGGIE-MAY MINERALS, INC.
This day of March, 2007.

Per: /S/ E. Clive Ashworth

E. Clive Ashworth, President